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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                September 7, 2001
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                             HOMESIDE LENDING, INC.
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             (Exact name of registrant as specified in its charter)



         Florida                    1-12979                      59-2725415
         -------                    -------                      ----------
(State or other jurisdiction      (Commission                  (IRS Employer
   of incorporation)              File Number)              Identification No.)






                   7301 Baymeadows Way, Jacksonville, FL 32256
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               (Address of principal executive offices)(Zip Code)



Registrant's telephone number, including area code: (904) 281-3000
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Item 5.  Other Matters.

     National Australia Bank Limited, the ultimate parent of HomeSide Lending, Inc. ("HomeSide"), by and through various intermediate holding companies, has entered into a stock subscription agreement with HomeSide in the amount of US$1.818 billion for the issuance of additional shares of HomeSide common stock. An initial capital infusion in the amount of US$400 million has already been made. The remainder of the capital infusion will be made in one or more additional installments during the month of September 2001 and will further strengthen HomeSide's balance sheet in light of the recently announced prospective write-down of certain assets.







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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HomeSide Lending, Inc.


                                       By: /s/ Gordon Lefevre
                                           -------------------------------
                                       Name: Gordon Lefevre
                                       Title: Chief Financial Officer



Date: September 7, 2001









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